Exhibit 99.4

FACTORING AND SECURITY AGREEMENT

THIS FACTORING AND SECURITY AGREEMENT (“Agreement”) is made as of October 18, 2005 by and between Tri-S Security Corporation (“TSS”), for itself and as agent for Paragon Systems, Inc. (“Paragon”), The Cornwall Group, Inc., Vanguard Security, Inc., Forestville Corporation, Vanguard Security of Broward County, Inc., On Guard Security and Investigations, Inc., Armor Security, Inc., Protection Technologies Corporation, International Monitoring, Inc., Guardsource Corp. and Virtual Guard Source, Inc. (collectively “Seller”) and LSQ FUNDING GROUP L.C. (“Purchaser”).

RECITALS

A.  Purchaser and Paragon have previously entered into a Factoring and Security Agreement, dated April 1, 2005 (“Paragon Agreement”).

B.  TSS is owns 100% of the common stock of Paragon.

C.  TSS has or will be purchasing 100% of the common stock of The Cornwall Group, and in connection with that transaction, TSS and its affiliates wish to use their combined borrowing capacity to insure that their operations are successful.

D.  In that connection, Purchaser and Paragon have agreed to continue the Paragon Agreement, as amended and restated by this Agreement, and to enter into the other agreements set forth hereinafter.

Now, therefore the parties agree as follows:

Each Seller hereby designates TSS as its representative and agent on its behalf for purposes relevant to this Agreement, including, without limitation, for issuing requests or notices of borrowing and factoring of accounts, giving instructions with respect to the disbursement of proceeds of the loans and the sale of accounts, giving and receiving all other notices and consents hereunder, executing and delivering all documents, instruments and certificates contemplated herein and all modifications hereto, and taking all other actions (including in respect of compliance with covenants and with respect to any agreement for any amendments, modifications, consents and waivers regarding this Agreement) on behalf of any Seller.

TSS hereby accepts such appointment.  Purchaser may regard any notice or other communication pursuant to this Agreement from TSS as a notice or communication from all of the Sellers, and may give any notice or communication required to be given to any Seller hereunder to TSS on behalf of all such Sellers.  Each Seller agrees that each notice, election, representation, warranty, covenant, agreement and undertaking made on its behalf by TSS shall be deemed for all purposes to have been made by such Seller and shall be binding upon and enforceable against such Seller to the same extent as if the same had been made directly by such Seller.

In lieu of maintaining separate accounts on Purchaser’s books in the name of each Seller, Purchaser may, at its election, maintain accounts under TSS’s name (herein collectively the

“Account”), which Account shall be owed jointly and severally by each of the Sellers and which may be used for all transactions contemplated by this Agreement.  TSS shall act as the agent for all Sellers in connection with all loans and extensions of credit contemplated under this Agreement.  All advances shall be made on behalf of any of the Sellers, at TSS’s instruction to Purchaser.  Advances made by Purchaser to any Seller will be charged to the Account, along with all charges and expenses under the Agreement, or under any other agreement, between Purchaser and any Seller.  The Account will be credited with all amounts received by Purchaser from any Seller for the account of any Seller, all such amounts to be credited as of the date and on the terms provided in this.

At Purchaser’s election, each month Purchaser will render to the Sellers one extract of the combined Account, which shall be deemed to be an account stated as to each of the Sellers and which will be deemed correct and accepted by all Sellers unless Purchaser receives a written statement of exceptions from the Sellers within thirty (30) days after such extract has been rendered by Purchaser.  It is expressly understood and agreed by each of the Sellers that Purchaser shall have no obligation to account separately to any Seller.

Requests for advances may be made by TSS, and Purchaser is hereby authorized and directed to accept, honor and rely on such instructions and requests, subject to the limitations and provisions set forth in the Agreement.  It is expressly understood and agreed by each of the Sellers that Purchaser shall have no responsibility to inquire into the correctness of the apportionment, allocation, or disposition of (a) any loans and advances made to any of the Sellers; or (b) any of Purchaser’s expenses and charges therefore or under any other agreements with any Seller.  All loans and advances are made for the collective account of the Sellers and are to be charged to the Account.

The foregoing accommodations have been requested by each Seller as they are engaged in an integrated operation that requires financing on a basis permitting the availability of credit from time to time to each of the Sellers as required for the continued successful operation of each of the Sellers and their integrated operation.  Each of the Sellers expects to derive benefit, directly or indirectly, from such availability, since the successful operation of each of the Sellers is dependent on the continued successful performance of the functions of the integrated group.

All collateral of any Seller and any other collateral security now or hereafter given to Purchaser by any Seller, shall secure all loans and advances made by Purchaser to any Seller, and shall be deemed to be pledged to Purchaser as security for any and all other obligations of the Sellers to Purchaser as set forth herein, in the Agreement, in the Guarantees, or in any other agreement between Purchaser and any Seller.

The Paragon Agreement is hereby amended and restated in its entirety in herein.  Except as modified herein, all of the terms of the Paragon Agreement shall remain effective.  In the event of any conflict in the terms of the Paragon Agreement and this Agreement, the terms of this Agreement shall prevail.  All transactions under the Paragon Agreement shall, as of the Close, be governed by the applicable terms of the Loan Documents.

1.                                       Sale; Purchase Price; Billing; Reserve.

1.1. Assignment and Sale.

1.1.1. Seller shall offer to sell to Purchaser as absolute owner such of Seller’s Accounts as are listed from time to time on a Schedule of Accounts.  Transmittal.  Upon purchase, Purchaser will assume the risk of non-payment on Purchased Accounts, so long as the cause of non-payment is solely due to Insolvency.

1.1.2. Each Schedule of Accounts shall be accompanied by such documentation supporting and evidencing the Account as Purchaser shall from time to time request.

1.1.3. Purchaser shall purchase from Seller such Accounts as Purchaser agrees to purchase in its sole discretion, so long as the Balance Subject to Funds Usage Fee does not exceed, before and after such purchase, the Maximum Amount.  In addition, Purchase may, in its sole discretion, advance Seller up to fifty percent (50%) of the value of all completed, but as yet unbilled work, performed under valid and active contracts, and identified on a progress billing reconciliation report in form acceptable to Purchaser.  Advances against unbilled work may create a Reserve Shortfall, which shall be repaid according to the terms of Section 1.4.

1.1.4. Purchaser shall credit the Purchase Price, less any amounts due to Purchaser from Seller, including, without limitation, any amounts due under Section 1.4 hereof, of any Purchased Account, to Seller’s Reserve Account, within one (1) Business Day of the Purchase Date, whereupon such Account shall be deemed purchased hereunder.

1.2. Credit Approval Purchased Accounts.

1.2.1. Purchaser shall have assumed the credit risk with respect to a Purchased Account only if it has agreed to do so in writing.

1.2.2. Credit approval may be withdrawn by Purchaser at any time before actual receipt of the subject goods or services by the Account Debtor, and shall be automatically withdrawn if the terms of the sale vary from the terms approved by Purchaser.

1.3. Billing.  Purchaser may send a monthly statement to all Account Debtors itemizing their account activity during the preceding billing period.  All Account Debtors will be instructed to make payments to Purchaser.

1.4. Reserve Account.

1.4.1. Purchaser may apply a portion of any Purchase Price to the Reserve Account in the amount of the Reserve Shortfall.

1.4.2. Seller shall pay to Purchaser on demand the amount of any Reserve

Shortfall.

1.4.3. Purchaser shall pay to Seller upon Seller’s request, any amount by which Reserve Account exceeds the Required Reserve Amount.  Upon termination of this Agreement or upon the occurrence of any Event of Default, whether or not cured or waived, these payments by Purchaser to Seller shall be made no more frequently than once a month.

1.4.4. Purchaser may charge the Reserve Account with any Obligation, including any amounts due from Seller to Purchaser hereunder.

1.4.5. Purchaser may pay any amounts due Seller hereunder by a credit to the Reserve Account.

2.                                       Authorization for Purchases.  Subject to the terms and conditions of this Agreement, Purchaser is authorized to purchase Accounts upon telephonic, facsimile, or other instructions received from anyone purporting to be an officer, employee, or representative of Seller.

3.                                       Fees and Expenses.  Seller shall pay to Purchaser:

3.1 Factoring Fees.

3.1.1 Discount Fee.  the Discount Fee, payable in consideration of the rendering of the Credit and Collection Services, which will be deducted from the Purchase Price.

3.1.2 Funds Usage Fee.

3.1.2.1 A Funds Usage Fee, earned daily, to be paid monthly on the last day of the month in which it accrues.

3.1.2.2 Notwithstanding Section 3.1.2.1, the Funds Usage Fee shall not accrue and be payable on any funds subject to the Default Charge.

3.1.2 Service Charge.  The service Charge, payable on the date on which a Purchased Account is paid in full or repurchased.

3.1.3 Adjustment Fee.  The fees set forth in this Section 3.1 have been established after negotiation between the Seller and the Purchaser based on the Purchaser purchasing a minimum of $6,000,000 of Eligible Accounts per month (the “Base Sales Amount”).  Therefore, during the Scheduled Term, if Purchaser does not purchase Eligible Accounts of at least the Base Sales Amount in any month for any reason, then Seller shall pay to Purchaser an adjustment fee at the end of such month equal to (i)(a) the actual aggregate fees earned by the Purchaser for the applicable month (the “Partial Fee”) multiplied by (b) a fraction, the numerator of which is the Base Sales Amount and the denominator which is the actual aggregate amount of Eligible Accounts sold to Purchaser for such month minus (ii) the Partial Fee.

3.1.4 No Delivery Fee.  If Seller does not sell any Accounts to Purchaser in any month during the Scheduled Term of the Agreement, then Seller shall pay to Purchaser an adjustment fee at the end of such month equal to (i) the Base Sales Amount multiplied by (ii) a fraction, the numerator of which is the aggregate fees earned by the Purchaser pursuant to this Agreement and the denominator of which is the actual aggregate amount of all Eligible Accounts purchased by the Purchaser pursuant to this Agreement (the “No Delivery Fee”).  Notwithstanding anything to the contrary herein, Purchaser may terminate this Agreement, in its sole discretion with three days notice, if, for a period of 45 days during the Scheduled Term, Seller does not sell any Accounts to Purchaser pursuant to this Agreement.  If this Agreement is so terminated before the end of the Scheduled Term, Seller shall pay to Purchaser the No Delivery Fee for each and every unexpired month remaining in the Scheduled Term.

3.2 Other Fees.

3.2.1 Misdirected Payment Fee.  any Misdirected Payment Fee immediately upon its accrual.

3.2.2 Default Charge.  the Default Charge, immediately upon its accrual, on:

3.2.2.1 all past due amounts due from Seller to Purchaser hereunder; and

3.2.2.2 the amount of any Reserve Shortfall.

3.2.3 Early Termination Fee.  the Early Termination Fee if Seller terminates this Agreement prior to the end of the Scheduled Term (as set forth in Section 14).

3.2.4 Missing Notation Fee.  The Missing Notation Fee on any Invoice that is sent by Seller to an Account Debtor which does not contain the notice as required by Section 8.3 hereof.

3.3 Reimbursable Expenses.  The expenses directly incurred by Purchaser in the administration of this Agreement such as wire transfer fees, overnight mail delivery, check certification, UCC filing and search fees, and audit fees.  These fees are due immediately upon payment by Purchaser.

4.                                       Repurchase Of Accounts.

4.1 Purchaser may require that Seller repurchase, by payment of the unpaid Face Amount thereof together with any unpaid fees relating to the Purchased Account on demand, or, at Purchaser’s option, by Purchaser’s charge to the Reserve Account:

4.1.1 any Purchased Account, the payment of which has been disputed by the Account Debtor obligated thereon, Purchaser being under no obligation to determine the bona fides of such dispute;

4.1.2 Any Purchased Account for with Seller has breached its warranty under Section 12 hereunder.

4.1.3 Any Purchased Account owing from an Account Debtor which in Purchaser’s reasonable credit judgment has become insolvent.

4.1.4 all Purchased Accounts upon the occurrence of an Event of Default, or upon the effective date of termination of this Agreement;

4.1.5 any Purchased Account which remains unpaid beyond the Late Payment Date.

4.2 The repurchase of a Purchased Account shall not constitute a reassignment thereof and Purchaser shall retain its security interest therein.

5.                                       Clearance Days.  For all purposes under this Agreement, Clearance Days will be added to the date on which any payment is received by Purchaser.

6.                                       Security Interest.

6.1 To secure payment and performance of the Obligations, Seller grants to Purchaser a continuing first priority security interest in and to the Collateral.

6.2 Notwithstanding the creation of the above security interest, the relationship of the parties shall be that of Purchaser and Seller of accounts, and not that of lender and borrower.

7.                                       Authorization to Purchaser.

7.1 Seller hereby irrevocably authorizes Purchaser and any designee of Purchaser, at Seller’s sole expense, to exercise at any times in Purchaser’s or such designee’s discretion all or any of the following powers until all of the Obligations have been paid in full: (a) receive, take, endorse, assign, deliver, accept and deposit, in the name of Purchaser or Seller, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof, (b) take or bring, in the name of Purchaser or Seller, all steps, actions, suits or proceedings deemed by Purchaser necessary or desirable to effect collection of or other realization upon the accounts and other Collateral, (c) after an Event of Default, change the address for delivery of mail to Seller and to receive and open mail addressed to Seller, (d) after an Event of Default, extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all accounts or other Collateral which includes a monetary obligation and discharge or release any account debtor or other obligor (including filing of any public record releasing any Lien granted to Seller by such account debtor), without affecting any of the Obligations, (e) execute in the name of Seller and file against Seller in favor of Purchaser financing statements or amendments with respect to the Collateral, (f) pay any sums necessary to discharge any Lien or encumbrance which is senior to Purchaser’s security interest in the Collateral, which sums shall be included as Obligations hereunder, and in connection with which sums the Default Charge shall accrue and shall be due and payable, and (g) file in the name of Seller or Purchaser or both (1) mechanics lien or related notices, or (2) claims under any payment bond, in connection with goods or services sold by Seller in connection with the improvement of realty, (h) at any time, irrespective of whether an Event of Default has occurred, without notice to or the assent of Seller, notify any Account Debtor obligated with respect to any Account, that the underlying Account has been assigned to Purchaser by Seller and that payment thereof is to be made to the order of and directly and solely to Purchaser, and (i) communicate directly with Seller’s Account Debtors to verify the amount and validity of any Account created by Seller.

7.2 Seller hereby releases and exculpates Purchaser, its officers, employees and designees, from any liability arising from any acts under this Agreement or in furtherance thereof whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for willful misconduct.  In no event will Purchaser have any liability to Seller for lost profits or other special or consequential damages. Without limiting the generality of the foregoing, Seller releases Purchaser from any claims which Seller may now or hereafter have arising out of Purchaser’s endorsement and deposit of checks issued by Seller’s customers stating that they were in full payment of an account, but issued for less than the full amount which may have been owed on the account.

7.3 Seller authorizes Purchaser to accept, endorse, and deposit on behalf of Seller any checks tendered by an account debtor “in full payment” of its obligation to Seller.  Seller shall not assert against Purchaser any claim arising therefrom, irrespective of whether such action by Purchaser effects an accord and satisfaction of Seller’s claims, under §3-311 of the UCC, or otherwise.

7.4. ACH Authorization.  In order to satisfy any of the Obligations, Purchaser is hereby authorized by Seller to initiate electronic debit or credit entries through the ACH system to Seller’s Account or any other deposit account maintained by Seller wherever located.  Seller may only terminate this authorization by giving Purchaser thirty (30) days prior written notice of termination.

8.                                       Covenants By Seller.

8.1 After written notice by Purchaser to Seller, and automatically, without notice, after an Event of Default, Seller shall not, without the prior written consent of Purchaser in each instance, (a) grant any extension of time for payment of any of the Purchased Accounts, (b) compromise or settle any of the Purchased Accounts for less than the full amount thereof, (c) release in whole or in part any Account Debtor, or (d) grant any credits, discounts, allowances, deductions, return authorizations, or the like with respect to any of the Purchased Accounts.

8.2 From time to time as requested by Purchaser, at the sole expense of Seller, Purchaser or its designee shall have access, during reasonable business hours if prior to an Event of Default and at any time if on or after an Event of Default, to all premises where Collateral is located for the purposes of inspecting (and removing, if after the occurrence of an Event of Default) any of the Collateral, including Seller’s books and records, and Seller shall permit Purchaser or its designee to make copies of such books and records or extracts therefrom as Purchaser may request.  Without expense to Purchaser, Purchaser may use any of Seller’s personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies, and premises for the collection of Accounts and realization on other Collateral as Purchaser, in its sole discretion, deems appropriate.  Seller hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Purchaser at Seller’s expense all financial information, books and records, work papers, management reports, and other information in their possession relating to Seller.

8.3 Before sending any invoice evidencing a Purchased Account to the Account Debtor, Seller shall mark same with the a notice of assignment as may be required by Purchaser.

8.4 Seller shall pay when due all payroll and other taxes and shall provide proof thereof to Purchaser in such form as Purchaser shall reasonably require.

8.5 Seller shall not create, incur, assume, or permit to exist any Lien upon or with respect to any Collateral now owned or hereafter acquired by Seller.

8.6 Seller shall maintain insurance on all insurable property owned or leased by Seller in the manner, to the extent and against at least such risks (in any event, including but not limited to fire and business interruption insurance) as usually maintained by owners of similar businesses and properties in similar geographic areas. All such insurance shall be in amounts and form and with insurance companies acceptable to Purchaser in its sole discretion.  Seller shall furnish to Purchaser: (a) upon written request, any and all information concerning such insurance carried; (b) as requested by Purchaser, lender loss payable endorsements (or their equivalent) in favor of Purchaser.  All policies of insurance shall provide for not less than thirty (30) days prior written cancellation notice to Purchaser.

8.7 Notwithstanding that Seller has agreed to pay the Misdirected Payment

Fee pursuant to Section 3.2.1 hereof, Seller shall deliver in kind to Purchaser on the next Business Day following the date of receipt by Seller of the amount of any payment on account of a Purchased Account.

8.1         Before sending any Invoice to an Account Debtor, Seller shall mark same with a notice of assignment as may be required by Purchaser.

9.                                       Avoidance Claims.

9.1 Seller shall indemnify Purchaser from any loss arising out of the assertion of any Avoidance Claims shall pay to Purchaser on demand the amount thereof.

9.2 Seller shall notify Purchaser within two Business Days of its becoming aware of the assertion of an Avoidance Claim.

9.3 This Section shall survive the termination of this Agreement.

10.                                 Account Disputes.  Seller shall notify Purchaser promptly of and, if requested by Purchaser, will settle all disputes concerning any Purchased Account, at Seller’s sole cost and expense.

11.                                 Perfection of Security Interest.  Seller shall execute and deliver to Purchaser such documents and instruments, including, without limitation, UCC financing statements, as Purchaser may request from time to time in order to evidence and perfect its security interest in any collateral securing the Obligations.

12.                                 Representations and Warranties.  To induce Purchaser to enter into this Agreement and to purchase the Purchased Accounts hereunder, Seller hereby represents and warrants to Purchaser as follows (each of which representations and warranties shall be deemed to be continuing and to have been restated and reaffirmed on each occasion that Seller submits a Schedule of Accounts to Purchaser):

12.1 it is fully authorized to enter into this Agreement and to perform hereunder;

12.2 this Agreement constitutes a legal and valid obligation that is binding upon it and that is enforceable against it in accordance with the terms hereof.

12.3 Seller is solvent and in good standing in the state of its organization.

12.4 there are no pending actions, suits, or other legal proceedings of any kind (whether civil or criminal) now pending (or, to Seller’s knowledge, threatened) against Seller, the adverse result of which would in any material respect affect the property or financial condition, or threaten the continued operations, of Purchaser;

12.5 Seller has not conducted business under or used any other name, whether legal or fictitious, except as set forth in the Schedule to that certain Security Agreement between the Sellers, Purchaser and BRE, LLC, dated on or about the date hereof;

12.6 each financial statement of Seller provided to Purchaser, whether provided prior to or after the date of this Agreement, is true and correct in all material respects.

12.7 The Purchased Accounts are and will remain:

12.7.1 bona fide existing obligation created by the sale and delivery of goods or the rendition of services in the ordinary course of Seller’s business; and

12.7.2 unconditionally owed and will be paid to Purchaser without defenses, disputes, offsets, counterclaims, or rights of return or cancellation;

12.8 Seller has not received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any applicable Account Debtor regarding Purchased Accounts.

13.                                 Default.

13.1 Events of Default.  The occurrence or existence of any of the following events or conditions shall constitute an Event of Default hereunder: (a) Seller defaults in the payment of any of the Obligations or in the performance of any provision hereof or of any other agreement now or hereafter entered into with Purchaser, or any warranty or representation contained herein proves to be false in any way, howsoever minor, (b) Seller or any guarantor of any of the Obligations becomes subject to any debtor-relief proceedings, including by way of the commencement of any petition for relief filed by or against Seller or any guarantor under any chapter of the federal bankruptcy laws, (c) any such guarantor fails to perform or observe any of such guarantor’s obligations to Purchaser or shall notify Purchaser of its intention to rescind, modify, terminate, or revoke any guaranty of any of the Obligations, or any such guaranty shall cease to be in full force and effect for any reason whatever, (d) Purchaser for any reason, in good faith, deems itself insecure with respect to the prospect of repayment or performance of any of the Obligations.

13.2 Waiver of Notice.  SELLER WAIVES ANY REQUIREMENT THAT PURCHASER INFORM SELLER BY AFFIRMATIVE ACT OR OTHERWISE OF ANY ACCELERATION OF SELLER’S OBLIGATIONS HEREUNDER.  FURTHER, PURCHASER’S FAILURE TO CHARGE OR ACCRUE INTEREST OR FEES AT ANY “DEFAULT” OR “PAST DUE” RATE SHALL NOT BE DEEMED A WAIVER BY PURCHASER OF ITS CLAIM THERETO.

13.3 Effect of Default.

13.3.1 Upon the occurrence of any Event of Default, in addition to any rights Purchaser has under this Agreement or applicable law:

13.3.2 Purchaser may immediately terminate this Agreement, at which time all Obligations shall immediately become due and payable without notice, and

13.3.3 the Default Charge shall accrue and be payable on any Obligation not paid when due.

14.                                 Termination; Effective Date.  This Agreement will be effective when executed by Purchaser, will continue in full force and effect for four (4) years thereafter, and thereafter shall be further extended automatically for a Rescheduled Term unless Seller shall have given Purchaser written notice of its intention to terminate.  Notwithstanding anything to the contrary contained herein, Seller may terminate the Agreement by giving written notice of its intention to terminate at any time after the end of the Scheduled Term without any Early Termination Fee.

15.                                 Enforcement.  This Agreement and all agreements relating to the subject matter hereof are the product of negotiation and preparation by and among each party and its respective attorneys, and shall be construed accordingly. Accordingly, no provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial party by reason of such party having, or being deemed to have, structured, drafted, or dictated such provision.

16.                                 Amendment.  Neither this Agreement nor any provisions hereof may be changed, waived, discharged, or terminated, nor may any consent to the departure from the terms hereof be given, orally (even if supported by new consideration), but only by an instrument in writing signed by all parties to this Agreement.  Any waiver or consent so given shall be effective only in the specific instance and for the specific purpose for which given.

17.                                 No Lien Termination Without Release.  In recognition of the Purchaser’s right to have its attorneys’ fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Seller, Purchaser shall not be required to record any terminations or satisfactions of any of Purchaser’s Liens on the Collateral unless and until Seller has executed and delivered to Purchaser a general release in a form reasonably satisfactory to Purchaser.  Seller understands that this provision constitutes a waiver of its rights under §§9-509(d)(2) and 9-513 of the UCC.

18.                                 Account Stated.  Purchaser shall render to Seller a statement setting forth the transactions arising hereunder.  Each statement shall be considered correct and binding upon Seller as an account stated, except to the extent that Purchaser receives, within thirty (30) days after the mailing of such statement, written notice from Seller of any specific exceptions by Seller to that statement, and then it shall be binding against Seller as to any items to which it has not objected.

19.                                 Conflict.  Unless otherwise specifically stated in any other Agreement entered into between Purchaser and Seller hereafter, if a conflict exists between the provisions of this Agreement and the provisions of such other agreement, the provisions of this Agreement shall control.

20.                                 Survival. All representations, warranties, and covenants contained in this Agreement shall be and remain effective for so long as this Agreement has not been terminated in accordance with its terms or any of the Obligations remain outstanding

21.                                 No Waiver; Cumulative Nature of Rights and Remedies.  No failure to exercise and no delay in exercising any right, power, or remedy hereunder shall impair any right, power, or remedy which Purchaser may have, nor shall any such delay be construed to be a waiver of any of such rights, powers, or remedies, or any acquiescence in any breach or default hereunder; nor shall any waiver by Purchaser of any breach or default by Seller hereunder be deemed a waiver of any default or breach subsequently occurring.  All rights and remedies granted to Purchaser hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of action begun to enforce, any such right or remedy.  The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies which Purchaser would otherwise have.  Any waiver, permit, consent or approval by Purchaser of any breach or default hereunder must be in writing and shall be effective only to the extent set forth in such writing and only as to that specific instance.

22.                                 Severability.  In the event any one or more of the provisions contained in this Agreement is held to be invalid, illegal, or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

23.                                 Relationship of Parties.  The relationship of the parties hereto shall be that of Seller and Purchaser of Accounts, and Purchaser shall not be a fiduciary of the Seller, although Seller may be a fiduciary of Purchaser.

24.                                 Reimbursement of Expenses.  Seller agrees to reimburse Purchaser on demand for the actual amount of all costs and expenses, including attorneys’ fees, which Purchaser has incurred or may incur in (a) negotiating, preparing, or administering this Agreement and any documents prepared in connection herewith, all of which shall be paid contemporaneously with the execution hereof, and (b) protecting, preserving, or enforcing any Lien, security interest, or other right granted by Seller to Purchaser or arising under applicable law, whether or not suit is brought.  Any such costs and expenses incurred subsequent to the execution hereof shall become part of the Obligations when incurred and may be added to the outstanding principal amount due hereunder.

25.                                 Entire Agreement.  This Agreement supersedes all prior or contemporaneous agreements and understandings between said parties, verbal or written, express or implied, relating to the subject matter hereof.  No promises of any kind have been made by Purchaser or any third party to induce Seller to execute this Agreement.  No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

26.                                 Choice of Law.  This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the State of Florida.

27.                                 Construction of Agreement.  Notwithstanding anything to the contrary set forth in this Agreement, in no event shall the rate or amount of fees or other charges that are deemed interest under applicable law and that are charged or collected hereunder exceed the maximum amount chargeable under applicable law (it being the intent hereof that Purchaser not contract or receive and Seller not pay interest in excess of the maximum authorized by applicable law); and, if a court of competent jurisdiction determines that Purchaser has charged or collected interest in excess of the highest lawful rate, Purchaser shall promptly refund such excess to Seller and shall not otherwise be penalized.

28.                                 JURY TRIAL WAIVER.  IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (a) ARISING HEREUNDER, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

29.                                 Venue; Jurisdiction.  The parties agree that any suit, action, or proceeding arising out of the subject matter hereof, or the interpretation, performance, or breach of this Agreement, shall, if Purchaser so elects, be instituted in the United States District Court for the Middle District of Florida or any court of the State of Florida located in Orange County (each an “Acceptable Forum”).  Each party agrees that the Acceptable Forums are convenient to it, and each party irrevocably submits to the jurisdiction of the Acceptable Forums, irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, and waives any and all objections to jurisdiction or venue that it may have under the laws of the State of Florida or otherwise in those courts in any such suit, action, or proceeding.  Should such proceeding be initiated in any other forum, Seller waives any right to oppose any motion or application made by Purchaser as a consequence of such proceeding having been commenced in a forum other than an Acceptable Forum.

30.                                 Notice.

30.1 All notices required to be given to any party other than Purchaser shall be deemed given upon the first to occur of (i) deposit thereof in a receptacle under the control of the United States Postal Service, properly addressed and postage prepaid, (ii) transmittal by electronic means to a receiver under the control of such party; or (iii) actual receipt by such party or an employee or agent of such party.

30.2 All notices required to be given to Purchaser hereunder shall be deemed given upon actual receipt by a responsible officer of Purchaser.

30.3 For the purposes hereof, notices hereunder shall be sent to the following addresses, or to such other addresses as each such party may in writing hereafter indicate:

SELLER

ADDRESS:

3700 Mansell Rd., Ste 220

Alpharetta, GA 30022

OFFICER:	Mr. Ronald G. Farrell, Chief Executive Officer

FAX NUMBER:	770-625-4946

PURCHASER

ADDRESS:	1405 West Colonial Drive
Orlando FL 32804
OFFICER:	Mr. Max Eliscu, President
FAX NUMBER:	407-206-0025

31.                                 Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument.  Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by facsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

32.                                 Definitions.  The following terms used herein shall have the following meanings.  All capitalized terms not herein defined shall have the meaning set forth in the UCC:

32.1 “Avoidance Claim” – any claim that any payment received by Purchaser from or for the account of an Account Debtor is avoidable under the

Bankruptcy Code or any other debtor relief statute.

32.2 “Balance Subject to Funds Usage Fee” - the unpaid Face Amount of all Purchased Accounts minus the Reserve Account.

32.3 “Business Day” – a day of the week other than a Saturday, Sunday, or a holiday under which banks located in the State of Florida are required or permitted to be closed.

32.4 “Clearance Days” – Three (3) Business Days for all payments.

32.5 “Collateral” - all now owned and hereafter acquired personal property and fixtures, and proceeds thereof, (including proceeds of proceeds) including without limitation:

32.1.1 Accounts, including health-care insurance receivables;

32.5.2 Chattel Paper;

32.5.3 Inventory;

32.5.4 Equipment;

32.5.5 Instruments, including Promissory Notes;

32.5.6 Investment Property;

32.5.7 Documents;

32.5.8 Deposit Accounts;

32.5.9 Letter of Credit Rights;

32.5.10 General Intangibles; and

32.5.11 Supporting Obligations.

32.6 “Credit and Collection Services” - shall include the following services performed by Purchaser on behalf of Seller as a result of the purchase of accounts hereunder:

32.6.1 All accounts receivable record keeping, including the recording of invoices and payments;

32.6.2 Collection of accounts;

32.6.3 Setting of such credit limits for sales by Seller as may be required.

32.7 “Default Charge” – Eighteen percent (18%).

32.8 “Discount Fee” - the fee earned by Purchaser, which, in addition to the service charge, is in consideration of its performance of Credit, and Collection Services, computed as the Discount Fee Percentage multiplied by the Face Amount of each Purchased Account.

32.9 “Discount Fee Percentage” –Seven tenths of a percent (.7%).

32.10 “Early Termination Fee” – for the first twenty-four months of the term of this Agreement, 2.5% of the Maximum Amount, thereafter, the fee shall be zero ($0).

32.11  “Eligible Purchased Account” – as determined by Purchaser in its sole discretion.

32.12  “Events of Default” - See Section 13.1

32.13 “Face Amount” - the face amount due on an Account.

32.14 “Funds Usage Fee” – the product of the Funds Usage Fee Rate and the Balance Subject to Funds Usage Fee.

32.15 “Funds Usage Fee Rate” – One percent (1%) in excess of the Prime Rate, not less than 6.0%, calculated on the basis of the actual number of days elapsed in a year of 360 days.

32.16 “Late Payment Date” – the date which is sixty (60) days from the date on which the Purchased Account was due.

32.17 “Lien” - any interest in property securing an Obligation owed to, or a claim by, a person other than the owner of the property, whether such interest is based upon common law, statute, or contract.

32.18 “Maximum Amount” – Twelve Million Five Hundred Thousand Dollars ($12,500,000).

32.19 “Misdirected Payment Fee” - fifteen (15%) percent of the amount of any payment on account of a Purchased Account which has been received by Seller and not delivered in kind to Purchaser on the next Business Day following the date of receipt by Seller.

32.20 “Missing Notation Fee” –  fifteen (15%) of the Face Amount.

32.21 “Obligations” - all present and future obligations owing by Seller to Purchaser whether or not for the payment of money, whether or not evidenced by any note or other instrument, whether direct or indirect, absolute or contingent, due or to become due, joint or several, primary or secondary, liquidated or unliquidated, secured or unsecured, original or renewed or extended, whether arising before, during, or after the commencement of any bankruptcy case in which Seller is a Debtor, including but not limited to any obligations arising pursuant to letters of credit or acceptance transactions or any other financial accommodations.

32.22 “Prime Rate” – The prime rate announced by The Wall Street Journal, from time to time as its prime rate, whether or not such rate is the lowest or best rate quoted by such bank to its most creditworthy customers.  Seller acknowledges that such bank charges interest at, above, and below its announced prime rate.

32.23 “Purchase Price” - the unpaid Face Amount of an Account at the time of purchase.

32.24 “Purchased Accounts” - Accounts purchased hereunder which have not been Repurchased.

32.25 “Purchase Date” – The date on which Seller has been advised in writing that Purchaser has agreed to purchase an Account.

32.26 “Repurchased” - an Account has been repurchased when Seller has paid to Purchaser the then unpaid Face Amount.

32.27 “Required Reserve Amount” - the Reserve Percentage multiplied by the unpaid Face Amount of Eligible Purchased Accounts plus 100% of the Face Amount of Purchased Accounts other than Eligible Purchased Accounts.

32.28 “Reserve Account” - an account or accounts on the books of Purchaser reflecting transactions hereunder.

32.29 “Reserve Percentage” –  ten percent (10%) of the Face Amount of Eligible Purchased Accounts, which percent may be revised at any time by Purchaser to protect Purchaser with regard to (i) any indebtedness owing by Seller hereunder (including, but not limited to any exposure with respect to letters of credit that Purchaser may issue or cause to be issued for the account of Seller), or (ii) possible returns, claims or defenses of any Account Debtor.

32.30 “Reserve Shortfall” - the amount by which the Reserve Account is less than the Required Reserve Amount.

32.31 “Schedule of Accounts” - a form supplied by Purchaser from time to time wherein Seller lists such of its Accounts as it requests that Purchaser purchase under the terms of this Agreement.

32.32 “Seller’s Deposit Account” - any demand deposit account maintained by Seller, or represented by an employee of Seller to be maintained by Seller, wherever located.

32.33 “Service Charge” - a fee earned by Purchaser, which, in addition to the

Discount Fee is in consideration of its performance of Credit and Collection Services, based on the number of days the Purchased Account is unpaid in whole or in part, computed from the invoice date (each, a “Service Charge Period”), and not Repurchased, as follows:

Days Unpaid	Service Charge
at 60.50%
between 61 and 90	1.00%
91+	1.50%

32.34 “Service Charge Period”  - See definition of Service Charge.

32.35 “Term”, Scheduled Term”, and “Rescheduled Term” shall mean the following: “Term” shall mean the first four years of this Agreement; “Scheduled Term” shall mean the first twenty-four months of this Agreement; and “Rescheduled Term” shall mean any annual period after the Scheduled Term.

32.36 “UCC” - the Uniform Commercial Code (or any successor statute) as adopted and in force from time to time in the State of Florida or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) as adopted and in force from time to time in such state.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

SELLER:

TRI-S SECURITY CORPORATION

By:	/s/ Ronald G. Farrell

Name:	Ronald G. Farrell

Title:	CEO

PARAGON SYSTEMS, INC.

By:	/s/ Ronald G. Farrell

Name:	Ronald G. Farrell

Title:	CEO

THE CORNWALL GROUP, INC.

By:	/s/ Ronald G. Farrell

Name:	Ronald G. Farrell

Title:	CEO

VANGUARD SECURITY, INC.

By:	/s/ Ronald G. Farrell

Name:	Ronald G. Farrell

Title:	CEO

FORESTVILLE CORPORATION

By:	/s/ Ronald G. Farrell

Name:	Ronald G. Farrell

Title:	CEO

VANGUARD SECURITY OF BROWARD COUNTY, INC.

By:	/s/ Ronald G. Farrell

Name:	Ronald G. Farrell

Title:	CEO

ON GUARD SECURITY AND INVESTIGATIONS, INC.

By:	/s/ Ronald G. Farrell

Name:	Ronald G. Farrell

Title:	CEO

ARMOR SECURITY, INC.

By:	/s/ Ronald G. Farrell

Name:	Ronald G. Farrell

Title:	CEO

PROTECTION TECHNOLOGIES CORPORATION

By:	/s/ Ronald G. Farrell

Name:	Ronald G. Farrell

Title:	CEO

INTERNATIONAL MONITORING, INC.

By:	/s/ Ronald G. Farrell

Name:	Ronald G. Farrell

Title:	CEO

GUARDSOURCE CORP.

By:	/s/ Ronald G. Farrell

Name:	Ronald G. Farrell

Title:	CEO

VIRTUAL GUARD SOURCE CORP.

By:	/s/ Ronald G. Farrell

Name:	Ronald G. Farrell

Title:	CEO

PURCHASER:	LSQ FUNDING GROUP, L.C.

By:

	Name:	Maxwell Eliscu

	Title:	Manager